Exhibit 99.1

Live Ventures Announces Closing of $24 Million Loan Facility at Subsidiary Vintage Stock

LAS VEGAS, June 8, 2018 (GLOBE NEWSWIRE) -- Live Ventures Incorporated (Nasdaq:LIVE), a diversified holding company, announced today that its subsidiary, Vintage Stock, Inc., refinanced its prior second lien term loan and closed a senior secured term loan with Comvest Credit Partners.

The new loan significantly reduces the company’s interest expense, resulting in a savings of approximately $1.75 million during the first year of the new loan. Since the interest rate on the new facility decreases as leverage decreases, the annual interest savings are expected to increase even further as Vintage Stock’s debt decreases. Live Ventures did not issue any shares, warrants, or options in connection with this transaction.

Simultaneous with the closing of this transaction, and in an effort to further reduce debt at Vintage Stock, Live Ventures contributed approximately $4.0 million in cash as additional equity to Vintage Stock. In addition, Vintage Stock amended its revolving loan facility with Texas Capital Bank, who is remaining as a lender to Vintage Stock, to reduce the interest rate on borrowed funds by 0.50%.

“We are excited to have closed this new term loan facility and believe it will significantly improve the overall bottom line of our company” said Jon Isaac, CEO of Live Ventures Incorporated.

“Comvest is very pleased to provide financing to Vintage Stock. Vintage Stock’s ability to produce consistent results in an evolving retail environment over the past several years is quite remarkable and is attributable to their strong management team and operations. We look forward to a long relationship with Vintage Stock.” said Jason Gelberd, Partner at Comvest.

Venable LLP served as legal advisor for the transaction and Capstone Headwaters was the sole financial advisor.

For further details, the company intends to file a Current Report on Form 8-K with the Securities and Exchange Commission (SEC), which can be found on its website, www.sec.gov.

About Live Ventures

Live Ventures Incorporated, originally incorporated in 1968, is a diversified holding company with several wholly owned subsidiaries and a strategic focus on acquiring profitable companies that have demonstrated a strong history of earnings power. Through its subsidiary, Marquis Industries, the company operates as a specialty, high-performance yarns manufacturer and hard-surfaces re-seller. Marquis Industries, which is a top-10 high-end residential carpet manufacturer in the United States, utilizes its state-of-the-art yarn extrusion capacity to market monofilament textured yarn products to the artificial turf industry. Marquis is the only manufacturer in the world that can produce certain types of yarn prized by the industry. Through its subsidiary Vintage Stock, an award-winning entertainment retailer, the company sells new and pre-owned movies, classic and current generation video games and systems, music on CD & LP, collectible comics, books, toys, and more. Vintage Stock, through its stores and website, ships product worldwide directly to the customer's doorstep.  Through its subsidiary ApplianceSmart, the company sells new major household appliances in the United States through a chain of company-owned retail stores operating under the name ApplianceSmart®.

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About Comvest Credit Partners

Comvest Credit Partners focuses on providing flexible financing solutions to middle-market companies. Comvest Credit Partners provides senior secured, unitranche, second lien, and mezzanine capital as well as equity co-investments. Comvest Credit Partners lends to sponsored and non-sponsored companies, in support of refinancings, growth capital, acquisitions, buyouts, and recapitalizations. Credit facilities typically range from $20 million to $200 million for companies with revenues greater than $15 million. For more information, please visit Comvest Credit Partners’ website at http://comvest.com.

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Forward-Looking and Cautionary Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In accordance with the safe harbor provisions of this Act, statements contained herein that look forward in time including those statements relating to interest expense savings, involve risks and uncertainties that may affect the company’s actual results. These forward-looking statements can be identified by terminology such as "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and similar statements. Live Ventures may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission (the “SEC”) on Forms 10-K, 10-Q and 8-K, in its annual report to stockholders, in press releases and other written materials and in oral statements made by its officers, directors or employees to third parties. There can be no assurance that such statements will prove to be accurate and there are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the company, including, but not limited to, plans and objectives of management for future operations or products, the market acceptance or future success of our products, and our future financial performance. The company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the company’s Annual Report on Form 10-K, as amended, for the fiscal year ended September 30, 2017 (available at http://www.sec.gov). Live Ventures undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

Contact:

Live Ventures Incorporated
Tim Matula, Investor Relations
(425) 836-9035
tmatula@live-ventures.com
http://live-ventures.com
Source:  Live Ventures Incorporated

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